INDEPENDENT AUDITOR'S CONSENT





As independent auditors, we hereby consent to the use of our report for ECOS Group, Inc. and Subsidiary, dated December 4, 1998, and to all references to our Firm included in or made part of this Registration Statement.



MORRISON, BROWN, ARGIZ & COMPANY
Miami, Florida
May 18, 1999